Exhibit 23.2


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS







      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Patapsco Valley Bancshares, Inc. (the "Company") of our report dated March 2, 1999 on the 1998 consolidated financial statements of the Company, and related notes, which appear in the 1998 Annual Report to Stockholders of the Company that is included in the Company's annual report on Form 10-KSB for the year ended December 31, 1998.


                                                      /s/ Rowles & Company, LLP
                                                      -------------------------




Baltimore, Maryland
November 30, 1999